UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 22, 2026

HEALTHCARE TRIANGLE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40903	84-3559776
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7901 Stoneridge Drive, Suite 210

Pleasanton, California 94588

(Address of principal executive offices, including zip code)

(925)-270-4812

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	HCTI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 22, 2026, Healthcare Triangle, Inc. (“HCTI” or the “Company”), a Delaware corporation, entered into the First Amendment to the Equity Purchase Agreement (the “Amendment”), which amends the Equity Purchase Agreement dated as of June 12, 2026 (the “Equity Purchase Agreement”) with Hudson Global Ventures, LLC, a Nevada limited liability company (the “Investor”). The Equity Purchase Agreement was filed as exhibit 10.2 to the Current Report on Form 8-K filed on June 15, 2026.

Pursuant to the Amendment, certain terms of the Equity Purchase Agreement are modified as follows:

● Purchase Price. The Amendment redefines “Purchase Price” to mean the Initial Purchase Price (as defined in the Equity Purchase Agreement), calculated on the applicable date in accordance with the terms and conditions of the Equity Purchase Agreement.

● Valuation Period. The Amendment redefines “Valuation Period” to mean the applicable Put Date (as defined in the Equity Purchase Agreement).

● Maximum Put Amount. The Amendment reduces the maximum amount that may be sold pursuant to each Put Notice (as defined in the Equity Purchase Agreement) under Section 2.1 of the Equity Purchase Agreement from $2,500,000 to $250,000.

● Minimum Price per Share. The Amendment increases the minimum price per share threshold under Section 7.1(o) of the Equity Purchase Agreement from $0.01 per share to $0.10 per share, subject to appropriate adjustment for any stock dividend, stock split, stock combination, rights offerings, reclassification, or similar transaction that proportionately decreases or increases the Common Stock (as defined in the Equity Purchase Agreement).

● Change of Control. The Amendment adds a new Change of Control provision, which provides that upon the occurrence of a Change of Control Transaction (as defined in the Amendment), the Company shall no longer have the right to deliver any Put Notice to the Investor.

Except as expressly amended by the Amendment, all other terms and conditions of the Equity Purchase Agreement remain in full force and effect.

The foregoing descriptions of the Amendment do not purport to be complete and are qualified in their entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	First Amendment to the Equity Purchase Agreement dated September 22, 2026, by and between Healthcare Triangle, Inc. and Hudson Global Ventures, LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Forward-Looking Statements

Certain statements made in this Current Report on Form 8-K are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the “safe harbor” provisions under the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this Current Report on Form 8-K are forward-looking statements. When used in this Current Report on Form 8-K, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and variations of these words or similar expressions (or the negative versions of such words or expressions), as they relate to the Company or its management team, are intended to identify forward-looking statements. Forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are beyond the control of the Company, including those set forth in the “Risk Factors” section of the Company’s Annual Report on Form 10-K filed on April 15, 2026, as amended, and other reports and registration statements of the Company filed, or to be filed, with the Securities and Exchange Commission, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. All subsequent written or oral forward-looking statements attributable to the Company or persons acting on its behalf are qualified in their entirety by this paragraph. The Company undertakes no obligation to update or revise any forward-looking statements for revisions or changes after the date of this Current Report on Form 8-K, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 25, 2026	Healthcare Triangle, Inc.

	By:	/s/ David Ayanoglou
	Name:	David Ayanoglou
	Title:	Chief Financial Officer

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